    T. ROWE PRICE GROUP, INC. SUPPLEMENTAL SAVINGS PLAN Amended and Restated Effective Generally July 28, 2020

    T. ROWE PRICE GROUP, INC. SUPPLEMENTAL SAVINGS PLAN Amended and Restated Effective Generally July 28, 2020 Purpose The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated employees of T. Rowe Price Group, Inc. and certain of its affiliates who contribute materially to the continued growth, development and future business success of T. Rowe Price Group, Inc. and such affiliates. This Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. This Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the final Treasury regulations or any other authoritative guidance issued thereunder, with respect to each Participant who is a United States Taxpayer, and the Plan shall be construed and administered in a manner consistent with this intention. ARTICLE 1 Definitions For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings: 1.1 "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of the Participant’s Deferral Sub-Account balances. The Account Balance, each Deferral Sub-Account balance, and each other specified account or sub-account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan. 1.2 "Administrator" shall mean the Plan's administrative committee described in Section 9.1, or, as provided in Article 9, appropriate management personnel designated by the Administrator to perform certain of the Administrator's duties and responsibilities in respect of the Plan, and shall include, as provided in Article 9, the Administrator’s designees, agents and delegates. 1.3 "Annual Deferral Amount" shall mean, for a Plan Year of reference commencing with the Plan’s initial 2015 Plan Year, that portion of a Participant's Incentive Payments that a Participant elects to have, and is, deferred in accordance with Article 3, for that Plan Year. In the event that, prior to the end of a Plan Year, a Participant experiences a Termination of Employment, death, or any event by which a deferral election ceases hereunder, that Plan Year's Annual Deferral Amount (if any) shall be the actual amount withheld from Incentive Payments that otherwise would have been payable to the Participant and credited to his or her Deferral Sub-Account coincident with or prior to such Termination of Employment, death, or event. For the avoidance of doubt, notwithstanding anything in the Plan or in an Election Form to the contrary, no portion of an Incentive Payment that, absent a deferral election, first becomes payable after a Participant’s Termination of Employment or death, or after the occurrence of an event by which a deferral election ceases hereunder, shall be eligible for deferral under this Plan and any deferral elected with respect to such potential Incentive Payment shall not be given effect. 1.4 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 7, that are entitled to receive benefits under this Plan upon the death of a Participant. 1.5 "Beneficiary Designation Form" shall mean the form established from time to time by the

    Administrator that a Participant completes, signs and returns to the Administrator to designate one or more Beneficiaries (which form may take the form of an electronic transmission, if required or permitted by the Administrator). 1.6 “Business Day” shall mean any day on which the New York Stock Exchange is open for regular trading. 1.7 "Board" shall mean the Board of Directors of the Company. 1.8 "Claimant" shall have the meaning set forth in Section 11.2. 1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. 1.10 "Committee" shall mean the Company's Management Compensation Committee (or such other committee as designated by the Board). 1.11 "Company" shall mean T. Rowe Price Group, Inc., and any successor. 1.12 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided herein, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. A payment may be delayed to the extent that the Employer reasonably anticipates that if the payment were made as scheduled, the Employer’s deduction with respect to such payment would not be permitted due to the application of Code Section 162(m), provided that the payment is made either during the Participant’s first taxable year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by application of Code Section 162(m) or during the period beginning with the date of the Participant's Termination and ending on the later of the last day of the taxable year of the Employer in which the Participant Terminates or the fifteenth (15th) day of the third (3rd) month following the Participant’s Termination, and subject to such other terms and conditions as provided in Section 1.409A-2(b)(7)(i) of the Treasury regulations; and provided further that if the affected Participant is a Specified Employee, and the delay is of a Termination Benefit Payout or an In-Service Payout that has been delayed to a date on or after the Participant’s Separation from Service, then the payment shall be made either during the Participant’s first taxable year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by application of Code Section 162(m) or during the period beginning with the date that is six (6) months after the date of the Participant's Termination and ending on the later of the last day of the taxable year of the Employer in which falls the date that is six (6) months after the date of the Participant’s Termination or the fifteenth (15th) day of the third (3rd) month following the date that is six (6) months after the date of the Participant’s Termination. 1.13 "Deferral Sub-Account" shall mean, for each Plan Year (i) a Participant's Annual Deferral Amount for that Plan Year, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Deferral Sub-Account for that Plan Year, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Sub-Account for that Plan Year. 1.14 "Effective Date" shall mean the effective date of this amendment and restatement of the Plan, which is generally July 28, 2020. 1.15 "Election Form" shall mean the form or forms established from time to time by the Administrator that a Participant completes, signs and returns to the Administrator to make an election under the Plan (which form or forms may take the form of an electronic transmission, if required or permitted by the Administrator). On an Election Form, each Participant shall acknowledge that he or she accepts all of the terms of the Plan including the discretionary authority of the Administrator as set forth herein.

    1.16 "Employee" shall mean a person who is employed by the Employer as the President of the Company or as a Vice President of the Company. 1.17 "Employer" shall mean the Company and/or any of the Company’s affiliates (now in existence or hereafter formed or acquired) that have been selected by the Committee from time to time in the Committee’s discretion to sponsor the Plan on behalf of such entity’s Employees, as designated on Schedule 1 attached hereto and made a part of this Plan. For purposes of this Plan, "affiliate" shall include entities permitted to participate in the Plan in accordance with Section 409A. 1.18 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. 1.19 "Incentive Payments" shall mean any compensation earned by a Participant under any incentive plans or bonus arrangements of the Employer with respect to which the Administrator in its discretion permits deferrals to be made hereunder, relating to services performed during any calendar year, whether or not paid in such calendar year or included on any applicable income tax reporting statements or returns for such calendar year. 1.20 "In-Service Payout" shall mean the payout set forth in Section 4.1. 1.21 "Measurement Funds" shall have the meaning set forth in Section 3.7(d). 1.22 "Participant" shall mean any (a) Employee who is selected by the Administrator to participate in the Plan, provided such individual (i) elects to participate in the Plan, (ii) completes, executes, and returns to the Administrator an Election Form, (iii) has his or her completed Election Form accepted by the Administrator, (iv) commences participation in the Plan, and (v) has not had his or her Plan participation terminated hereunder; and (b) former Employee with an Account Balance. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan under any circumstance; provided, however, that a Beneficiary of a Participant shall be permitted to make such elections and/or receive such amounts following the Participant's death as are specifically provided under this Plan. 1.23 "Plan" shall mean this T. Rowe Price Group, Inc. Supplemental Savings Plan, as evidenced by this instrument and its related schedules and addenda, as such instrument, schedules and addenda may be amended or supplemented from time to time. 1.24 "Plan Year" shall mean a twelve (12) month period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year during which this Plan is in effect. 1.25 "Pre-Termination Survivor Benefit" shall mean the benefit set forth in Article 6. 1.26 “Section 409A” shall mean Code Section 409A and the Treasury regulations or other authoritative guidance issued thereunder. 1.27 “Separation from Service" shall mean, with respect to a Participant who is an employee of the Employer, the Participant's separation from service, within the meaning of Section 409A, treating as a Separation from Service an anticipated permanent reduction in the level of bona fide services the Participant will perform for the Employer after a certain date, whether as an employee or as an independent contractor, to thirty percent (30%) or less of the average level of bona fide services performed by the Participant for the Employer, whether as an employee or as an independent contractor, over the immediately preceding thirty-six (36) month period (or the full period during which the Participant performed services for the Employer, if that is less than thirty- six (36) months). For this purpose, upon a sale or other disposition of the assets of the Employer to an unrelated purchaser, the Employer reserves the right to the extent permitted by Section 409A to determine whether Participants providing services to the purchaser after and in connection with the purchase transaction have experienced a Separation from Service. With respect to a

    Participant who becomes an independent contractor to the Employer, Separation from Service shall mean the expiration of the Participant's contract (or in the case of more than one contract, all contracts) under which services are performed for the Employer, provided the expiration constitutes a good-faith and complete termination of the contractual relationship between the Participant and the Employer (i.e., neither party anticipates a renewal of a contractual relationship or the Participant becoming an employee of the Employer). If a Participant provides services both as an employee and as an independent contractor of the Employer (or if a Participant ceases providing services as an independent contractor of the Employer and begins providing services as an employee of the Employer, or ceases providing services as an employee of the Employer and begins providing services as an independent contractor of the Employer), the Participant must have a Separation from Service both as an employee and as an independent contractor to be treated as having had a Separation from Service. Notwithstanding the preceding, if a Participant provides services both as an employee of the Employer and as a member of the board of directors of the Employer, the services provided as a director shall not be taken into account in determining whether the Participant has had a Separation from Service. 1.28 “Specified Employee” shall mean an Employee who, at any time during the twelve (12) month period ending on the December 31 of a Plan Year, is a key employee of the Employer, as currently defined in Code Section 416(i) (without regard to paragraph (5) thereof), and has been determined by the Administrator to be a specified employee under the Company’s Specified Employee Policy, made a part hereof by reference, as the same may be in effect from time to time. Any such Employee shall be treated as a Specified Employee for the twelve (12) month period commencing the following April 1. 1.29 "Termination" (or “Termination of Employment,” “Terminated” or “Terminates”) shall mean Separation from Service, voluntarily or involuntarily, for any reason other than death. 1.30 "Termination Benefit Payout" shall mean the benefit payout set forth in Article 5. 1.31 "Trust" shall mean the trust or trusts that the Company may, in its discretion, establish in connection with this Plan, as amended from time to time. As of the Effective Date, the Company has not established a Trust in connection with the Plan. 1.32 “Unforeseeable Financial Emergency” shall mean a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant, the Participant's spouse, the Participant's dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2) or (d)(1)(B)) or the Participant's Beneficiary, (ii) a loss of the Participant's property due to casualty (including the need to rebuild a home following damage not otherwise covered by insurance), or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant (e.g., imminent foreclosure of or eviction from the Participant's primary residence, the need to pay for medical expenses, including non-refundable deductibles and prescription drugs, the need to pay funeral expenses of the Participant’s spouse, dependent or Beneficiary), all as determined in the sole discretion of the Administrator (which discretion the Administrator is bound to exercise, however, in accordance with Section 409A). 1.33 “United States Taxpayer” shall mean an individual who is a citizen or resident of the United States of America for United States Federal income tax purposes. 1.34 “Withholding Taxes” shall mean any Federal, state, local and foreign (non-United States) income, employment and other taxes, social security contributions (including, without limitation, FICA and UK National Insurance Contributions) and other duties or levies required to be withheld or accounted for by the Employer, or the trustee of the Trust (if any), in connection with any payments made or benefits provided under the Plan. 1.35 "Yearly Installment Method" shall be a yearly installment payment, over one of the installment payout alternatives elected by the Participant in accordance with this Plan, of a portion of a Participant’s Account Balance representing a Deferral Sub- Account for which a Yearly

    Installment Method election is available, calculated and paid as follows (subject to Section 3.9): The applicable portion of the Participant’s Account Balance shall be calculated as of the close of business on the date of reference (or, if the date of reference is not a Business Day, on the immediately following Business Day), and shall be paid on or following the date of reference as provided herein. The date of reference with respect to the first yearly installment payment and with respect to subsequent yearly installment payments shall be as provided in Section 5.2. The installment payout alternative available for election by the Participant with respect to his or her Termination Benefit Payout pursuant to Section 5.2 is substantially equal annual installments of two (2) through fifteen (15) years. The yearly installment shall be calculated by multiplying the Participant’s applicable Deferral Sub-Account balance by a fraction, the numerator of which is one (1), and the denominator of which is the remaining number of yearly payments due the Participant. By way of example, if the Participant elects a five (5) year Yearly Installment Method, the first payment shall be one-fifth (1/5) of the applicable Deferral Sub-Account balance, calculated as described in this definition. The following year, the payment shall be one-fourth (1/4) of that Deferral Sub-Account balance, calculated as described in this definition. Notwithstanding the foregoing, effective July 28, 2020, the installment payout alternative available for election by the Participant with respect to his or her Termination Benefit Payout pursuant to Section 5.2 shall with respect to (i) changes made on or after July 28, 2020 to an allowable payout method with respect to Annual Deferral Amounts deferred before January 1, 2021, and (ii) Annual Deferral Amounts for Plan Years beginning on or after January 1, 2021, be substantially equal annual installments of two (2) through ten (10) years. ARTICLE 2 Selection/Enrollment/Eligibility 2.1 Eligibility. Participation in the Plan shall be limited to Employees whom the Administrator designates, in its sole discretion, for participation, provided that no Employee may participate in the Plan unless he or she is a member (or is a former Employee who was a member) of a select group of management or highly compensated employees of the Employer, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA (which determination shall be made by the Administrator in its sole discretion). 2.2 Enrollment Requirements. As a condition to participation, each selected Employee who is eligible for participation shall complete, execute and return to the Administrator an Election Form within thirty (30) days after he or she first becomes eligible for participation in the Plan (or, if later, by the final day permitted by Section 409A for enrolling in the Plan). In addition, the Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary. Timely enrollment in the Plan for the 2015 Plan Year, although conducted prior to the Effective Date, is intended to constitute good faith operational compliance with Section 409A. 2.3 Commencement of Participation. Provided a selected Employee who is eligible for participation has met all enrollment requirements set forth in this Plan and required by the Administrator, including returning all required documents to the Administrator within the specified time period, that Employee shall commence participation in the Plan immediately following the Employee's timely completion of all enrollment requirements (or as soon as practicable thereafter as the Administrator may determine, but no earlier than January 1, 2015). If a selected Employee fails to meet all such requirements within the specified period required in accordance with Section 2.2 (or, if later, by the final day permitted by Section 409A for enrolling in the Plan) with respect to a Plan Year, that Employee shall not be eligible to participate in the Plan until the first day of the following Plan Year, again subject to timely delivery to and acceptance by the Administrator of the required documents. By way of example, if an Employee first becomes eligible for Plan participation during the 2015 Plan Year but does not fulfill all of the requirements for enrollment by the thirtieth (30th) day following his or her date of eligibility pursuant to the second paragraph of Section 3.3(a), he or she shall not be permitted to participate in the Plan during the 2015 Plan Year and must wait until the 2016 Plan Year to first become eligible to participate; and, if a Participant who is not a newly eligible Employee fails to fulfill all of the requirements for enrollment for the 2016 Plan Year by December 31, 2015 pursuant to the first paragraph of Section 3.3(a), he or she shall not be permitted to participate in the Plan for the 2016 Plan Year and must wait until the 2017 Plan Year to again participate. 2.4 Termination of Participation and/or Deferrals. If the Administrator determines in good faith that an Employee no longer qualifies as a member of a select group of management or highly compensated employees of the Employer, the Administrator shall have the right, in its sole discretion and notwithstanding anything herein that may suggest otherwise, to prevent the Participant from making future deferral elections with respect to any subsequent Plan Year. ARTICLE 3 Deferral Commitments/Vesting/Crediting/Taxes 3.1 Minimum Deferral. (a) Incentive Payments. For each Plan Year, a Participant may elect to defer his or her Incentive Payments, but he or she may not elect to defer less than one percent (1%) of that Plan Year’s Incentive Payments. (b) Changes to Minimum. Notwithstanding the foregoing, the Administrator may, in its sole discretion, establish for any Plan Year a different minimum deferral amount (including establishing minimum amounts with respect to certain Participants which differ from the minimum amounts established for other Participants). Subject to Section 409A, if an election is made for less than the stated minimum amount(s), or if no election is made, the amount deferred shall be zero (0). (c) Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the minimum deferral shall be an amount equal to the minimum set forth in subparagraph (a), above, multiplied by the Incentive Payments not yet earned by the Participant as of the date the Participant submits an Election Form to the Administrator for acceptance. 3.2 Maximum Deferral. (a) Incentive Payments. For each Plan Year, a Participant may elect to defer up to one hundred percent (100%) of that Plan Year’s Incentive Payments. (b) Administrator's Discretion. Notwithstanding the foregoing, (i) the Administrator may, in its sole discretion, establish for any Plan Year a maximum percentage which differs from that set forth above, and (ii) if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Incentive Payments deferral shall be limited to one hundred percent (100%) of the Incentive Payments not yet earned by the Participant as of the date the Participant submits an Election Form to the Administrator for acceptance. 3.3 Election to Defer/Effect of Election Form. (a) Timing of Election. Except as provided below, a Participant shall make a deferral election with respect to Incentive Payments to be earned for services performed during an upcoming Plan Year. Each such election shall be effective solely with respect to the upcoming Plan Year (i.e., an election made with respect to a given Plan Year shall not remain in effect for any subsequent Plan Year), and must be made during such period as shall be established by the Administrator which ends no later than the last day of the Plan Year preceding the Plan Year in which the services giving rise to the Incentive Payments to be deferred are to be performed. Notwithstanding the preceding paragraph, but subject to Section 13.20, in the case of the first Plan Year in which an Employee first becomes eligible to become a Participant (or again becomes eligible after having been ineligible for at least twenty four (24) months), if and to the extent permitted by the Administrator, the individual may make an election no later than thirty (30) days after the date he or she becomes eligible to become a Participant to defer Incentive Payments for services to be performed after the election. For this purpose, an election will be deemed to apply to Incentive Payments for services performed after the election if the election applies to no more than an amount equal to the total Incentive Payments for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period. Also for this purpose (and notwithstanding anything herein to the contrary), the Administrator may treat an individual as an Employee and a Participant prior to his or her commencement of employment with the Employer in order that the individual may make a timely deferral election with respect to Incentive Payments earned upon commencement of employment (e.g., a “sign-on bonus”) or earned over a period which begins upon commencement of employment. (b) Manner of Election. For any Plan Year (or portion thereof), a deferral election for amount(s) earned during that Plan Year (or portion thereof), and such other elections as the Administrator deems necessary or desirable under the Plan, shall be made by timely delivering to the Administrator, in accordance with its rules and procedures, by the deadline(s) set forth above, an Election Form. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Administrator (in accordance with Section 2.2) and accepted by the Administrator. If no such Election Form is timely delivered for a Plan Year (or portion thereof), the amount of the Incentive Payments deferred hereunder shall be zero (0) for that Plan Year (or portion thereof). (c) Change in Election. Once the deadline(s) for making a deferral election (as set forth in Section 3.3(a)) has passed, a Participant may not elect to change his or her deferral election that is in effect for that Plan Year, except if and to the extent permitted by the Administrator and made in accordance with the provisions of Section 409A specifically relating to the change and/or revocation of deferral elections (such as, for example, to cancel a deferral election following an Unforeseeable Financial Emergency, as provided in Section 1.409A-3(j)(4) of the Treasury regulations, or following a hardship distribution pursuant to Section 1.401(k)-1(d)(3) of the Treasury regulations). 3.4 Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, the Annual Deferral Amount (if any) shall be withheld at the time the Incentive Payments are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Upon being so withheld, a Participant’s Annual Deferral Amount for each Plan Year shall be credited to his or her Deferral Sub-Account for that Plan Year. 3.5 Investment of Trust Assets. If a Trust is established in connection with the Plan, the trustee of the Trust shall be authorized to invest and reinvest the assets of the Trust in accordance with the applicable Trust agreement, including the reinvestment of the proceeds in one or more investment vehicles designated by the Administrator. 3.6 Vesting. A Participant shall at all times be one hundred percent (100%) vested in his or her Account Balance, meaning the amount of Incentive Payments the Participant has earned and elected to defer pursuant to Sections 3.1, 3.2 and 3.3, and amounts credited or debited thereon in the manner provided in Section 3.7, shall be non-forfeitable.

    3.7 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Administrator, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules: (a) Sub-Accounts. Separate sub-accounts shall be established and maintained with respect to each Participant's Account Balance, as follows. For each Plan Year, commencing with the 2015 Plan Year, if and as applicable, there shall be a Deferral Sub-Account for that Plan Year, which shall be attributable to the portion of the Participant's Account Balance representing that Plan Year’s Annual Deferral Amount (if any) credited to the Participant’s Deferral Sub-Account for that Plan Year. Until distributed in full, each such Deferral Sub-Account shall be credited with an amount equal to (i) plus (ii) minus (iii), where (i) is all of the Participant's Incentive Payments deferrals credited hereunder for the Plan Year of reference; (ii) is amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to such Deferral Sub-Account; and (iii) is all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to such Deferral Sub-Account. (b) Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) or at such other time thereafter specified by the Administrator, shall elect, on the Election Form, one or more Measurement Funds (as described in Section 3.7(d)) to be used to determine the hypothetical investment earnings or losses to be credited or debited to each of his or her Deferral Sub-Accounts for the first Business Day of the Plan Year and continuing thereafter unless changed in accordance with the next sentence. The Participant may (but is not required to) elect, as frequently as daily, by submitting an Election Form to the Administrator that is accepted by the Administrator, to add or delete one or more Measurement Fund(s) to be used prospectively to determine the hypothetical investment earnings or losses to be credited or debited to each of his or her Deferral Sub-Accounts, or to change the portion of each of his or her Deferral Sub-Accounts allocated to each previously or newly elected Measurement Fund(s). If an election is made in accordance with the previous sentence, it shall apply to the next Business Day and continue thereafter, unless changed in accordance with the previous sentence. (c) Proportionate Allocation. In making any election described in Section 3.7(b), the Participant shall specify on the Election Form the percentage of each of his or her Deferral Sub-Account(s) to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance). (d) Measurement Funds. The Participant may elect one or more of the Measurement Funds set forth on the attached Schedule A (the "Measurement Funds"), for the purpose of crediting or debiting hypothetical investment earnings or losses to his or her Account Balance. The Administrator may, in its sole discretion, discontinue, substitute or add a Measurement Fund(s) from time to time, after providing written notice of such pending change to Participants within a reasonable period prior to the change becoming effective, as determined by the Administrator. If the Administrator receives an initial or revised Measurement Fund(s) election which it deems to be incomplete, unclear or improper, the Participant's Measurement Fund(s) election then in effect shall remain in effect (or, in the case of a deficiency in an initial Measurement Fund(s) election, the Participant shall be deemed to have filed no deemed investment direction). If the Administrator possesses (or is deemed to possess as provided in the previous sentence) at any time directions as to Measurement Fund(s) of less than all of the Participant's Account Balance, the Participant shall be deemed to have directed that the undesignated portion of the Account Balance be deemed to be invested in such alternative Measurement Fund as determined by the Administrator in its discretion. Each Participant, as a condition to his or her participation hereunder, agrees on, and by submission of, his or her Election Form to indemnify and hold harmless the Administrator, the Employer and the Company, and their agents and representatives, from any losses or damages of any kind relating to (i) the Measurement Funds made available hereunder and (ii) any discrepancy between the credits and debits to the Participant's Account Balance based on the performance of the Measurement Funds and what the credits and debits otherwise might be in the case of an actual investment in the Measurement Funds. (e) Crediting or Debiting Method. The performance of each elected Measurement Fund, either positive or negative, will be determined by the Administrator, in its sole discretion, based on the performance of the Measurement Funds themselves. A Participant's Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, or as otherwise determined by the Administrator in its sole discretion, as though (i) a Participant's Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant as of such date, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred was invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant, no later than the close of business on the third (3rd) Business Day after the day on which such amounts are actually deferred from the Participant's Incentive Payments through reductions in his or her pay, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant's Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such calendar day, no earlier than three (3) Business Days prior to the distribution, at the closing price on such date. (f) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of hypothetical investment earnings or losses and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Employer (or the trustee (as that term is defined in the Trust), if applicable), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Employer or the Trust (if any); the Participant shall at all times remain an unsecured general creditor of the Employer. (g) Beneficiary Elections. Each reference in this Section 3.7 to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary. (h) Operational Rules. The Administrator may adopt rules specifying the circumstances under which a particular Measurement Fund may be elected (or automatically utilized as a deemed investment in accordance with subparagraph (d) above), the minimum and maximum amount or percentage of an Account Balance which may be invested in a particular Measurement Fund, the procedures for making or changing investment elections, the extent (if any) to which Beneficiaries of deceased Participants may make investment elections and the methodology for actually crediting or debiting Participants’ Account Balances (under subparagraph (e) above).

    3.8 Payroll Reductions and Taxes. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Employer shall withhold from that portion of the Participant's Incentive Payments that is not being deferred, in a manner determined by the Employer, the Participant's share of required Withholding Taxes on such Annual Deferral Amount. If necessary, the Administrator may reduce the Annual Deferral Amount in order to comply with applicable tax withholding requirements. 3.9 Distributions. Notwithstanding anything herein to the contrary, any payments made to a Participant or Beneficiary under this Plan shall be in cash form, and the Employer, or the trustee of the Trust (if any), shall withhold from any payments made under this Plan all applicable Withholding Taxes in connection with such payments, and, subject to Section 3.10, any indebtedness of the Participant to the Employer as of the date(s) of distribution (including indebtedness arising out of incorrect payments made by the Employer to the Participant under this Plan or for any other reason), in amounts and in a manner to be determined in the sole discretion of the Employer. Subject to the Deduction Limitation and except as otherwise provided in Sections 5.2, 13.16 and 13.17, any payment made to a Participant or Beneficiary under this Plan shall be made on the payment date or during the payment period designated herein; provided that, to ensure compliance with Section 409A, a distribution shall in no event be made or commence any later than the later of (i) the last day of the calendar year in which the payment date or event occurs or, if later, the fifteenth (15th) day of the third (3rd) calendar month following the date of the payment date or event, or (ii) the last day of such other, extended period as the Internal Revenue Service may prescribe, such as in the case of disputed payments, refusals to pay or payments the calculation of which is not yet administratively practicable, provided the conditions of such extension have been satisfied. If a Participant who experiences a Separation from Service is rehired, his or her distributions hereunder may not be suspended. 3.10 Offset for Obligations to Employer. If, at the time a Participant or his or her Beneficiary becomes entitled to a payment hereunder, the Participant has a debt, obligation or other liability to the Employer due and owing which has been incurred in the ordinary course of the service relationship, the Employer may offset the amount otherwise payable hereunder against the amount owed to the Employer, provided that the entire offset in a taxable year does not exceed five thousand dollars ($5,000) and the offset is taken at the same time and in the same amount as the debt otherwise would have been due from the Participant. ARTICLE 4 In-Service Payout/Unforeseeable Financial Emergencies 4.1 In-Service Payout. At the same time that a Participant is able to elect to defer Incentive Payments for a given Plan Year, the Participant may elect to receive a future "In-Service Payout" from the Plan in respect to that Plan Year’s Deferral Sub- Account. For these purposes, any Incentive Payments deferred pursuant to a deferral election made during a given Plan Year shall be considered as part of the Annual Deferral Amount for the Plan Year in which such Incentive Payments are earned, regardless of when the Incentive Payments would have been payable in absence of the deferral election (e.g., Incentive Payments deferred pursuant to a deferral election made in December 2014 shall be considered as part of the Participant's 2015 Annual Deferral Amount). The Participant's In-Service Payout election must be made by the deadline(s) set forth in Section 3.3(a) for making a deferral election in respect of the Plan Year to which the Annual Deferral Amount is attributable, and, except as provided below, is irrevocable after that deadline has passed. Subject to such requirements as may be imposed by the Administrator, a Participant may make a separate In-Service Payout election for each Plan Year in respect of the Deferral Sub-Account for that Plan Year.

    Subject to Section 3.9, the In-Service Payout of a Deferral Sub-Account shall be in an amount that is equal to the Annual Deferral Amount for that Plan Year and amounts credited or debited thereto in the manner provided in Section 3.7, determined at the time that the In-Service Payout becomes payable. Subject to the Deduction Limitation and the other terms and conditions of this Plan, each In-Service Payout elected shall be paid in a lump sum during January of any Plan Year designated by the Participant that is at least two (2) Plan Years after the Plan Year of the Annual Deferral Amount as specifically elected by the Participant. By way of example, if a two (2) year In-Service Payout is elected for 2015 Plan Year Annual Deferral Amounts, the two (2) year In-Service Payout would become payable during January of 2018. Notwithstanding the forgoing, for any deferral election made in any Plan Year beginning on or after January 1, 2020 with respect to an Annual Deferral Amount for a Plan Year beginning on or after January 1, 2021, any In-Service Payout elections made in compliance with Section 3.3(a) with respect to a Plan Year to which an Annual Deferral Amount is attributable shall be paid in a lump sum during January of any Plan Year designated by the Participant that is at least five (5) Plan Years after the Plan Year of the Annual Deferral Amount as specifically elected by the Participant. By way of example, if a five (5) year In- Service Payout is elected for 2021 Plan Year Annual Deferral Amounts, the five (5) year In- Service Payout would become payable during January of 2027. 4.2 In-Service Payout Deferral Elections. Notwithstanding the preceding Section 4.1 or any other provision of this Plan that may be construed to the contrary, a Participant who is in active service with the Employer may, with respect to each In- Service Payout, on an Election Form, make one (1) or more additional deferral elections (a "Subsequent Election") to defer payment of such In-Service Payout to the January of a Plan Year subsequent to the Plan Year originally (or subsequently) elected; provided, however, any such Subsequent Election will be null and void unless accepted by the Administrator no later than twelve (12) months prior to the first day of the Plan Year in which, absent the Subsequent Election, such In- Service Payout would be paid, and such Subsequent Election is irrevocable when made and provides for a deferral of at least five (5) Plan Years following the Plan Year in which the In-Service Payout, absent the Subsequent Election, would be paid. 4.3 Other Benefits Take Precedence Over In-Service Payout. Should an event occur that triggers a benefit under Article 5 or 6 prior to the payment of amounts subject to an In- Service Payout election under Sections 4.1 (as extended pursuant to Section 4.2), any amounts that are subject to such In-Service Payout election shall not be paid in accordance with Sections 4.1 or 4.2, but shall be paid in accordance with the other applicable Article. 4.4 Withdrawal Payout/Termination of Deferral Election for Unforeseeable Financial Emergencies. If a Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Administrator, on a form established by the Administrator (which form may take the form of an electronic transmission, if required or permitted by the Administrator), to (i) halt any deferrals required to be made by the Participant and/or (ii) receive a partial or full payout from the Plan. Any such payout shall not exceed the lesser of the Participant's Account Balance or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency plus amounts necessary to pay any Withholding Taxes or penalties reasonably anticipated as a result of the payouts, after taking into account the extent to which the Unforeseeable Financial Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of assets would not itself cause severe financial hardship) or by termination of deferrals hereunder. If, subject to the sole discretion of the Administrator (which discretion the Administrator is bound to exercise, however, within the limitations of Section 409A), the petition for a termination of deferrals and payout is approved, cessation of deferrals shall take effect upon the date of approval and any payout shall be made within sixty (60) days of the date of approval. The payment of any amount under this Section shall be subject to Section 3.9 but shall not be subject to the Deduction Limitation. ARTICLE 5 Termination Benefit Payout 5.1 Termination Benefit Payout. Subject to the Deduction Limitation and to Section 3.9, a Participant who Terminates shall receive, as a Termination Benefit Payout, his or her Account Balance (or applicable portion thereof). 5.2 Payment of Termination Benefit Payout. At the same time that a Participant is able to elect to defer Incentive Payments for a given Plan Year, the Participant may elect to receive a Termination Benefit Payout from the Plan in respect of that Plan Year’s Deferral Sub-Account, in a lump sum or pursuant to one of the available Yearly Installment Methods. For these purposes, any Incentive Payments deferred pursuant to a deferral election made for a given Plan Year shall be considered as part of the Annual Deferral Amount for the Plan Year in which such Incentive Payments are earned, regardless of when the Incentive Payments would have been payable in absence of the deferral election (e.g., Incentive Payments deferred pursuant to a deferral election made in December 2014 shall be considered as part of the Participant's 2015 Annual Deferral Amount). The Participant's Termination Benefit Payout election must be made by the deadline(s) set forth in Section 3.3(a) for making a deferral election in respect of the Plan Year to which the Annual Deferral Amount is attributable, and, except as provided below, is irrevocable after that deadline has passed. Subject to such requirements as may be imposed by the Administrator, a Participant may make a separate Termination Benefit Payout election for each Plan Year in respect of the Deferral Sub-Account for that Plan Year. If the Participant does not make any election with respect to the payment of any portion of the Termination Benefit Payout, the Participant shall be deemed to have elected to have such portion paid in a lump sum. Subject to Section 3.9 and the Deduction Limitation, any lump sum payment of the Termination Benefit Payout shall be made, and any installments shall commence, during the seventh (7th) calendar month following the calendar month in which occurs the date of the Participant's Termination. A Participant may change his or her election to an allowable alternative payout period date by irrevocably submitting a new Election Form to the Administrator, provided that any such Election Form provides for a distribution (or commencement of distributions) date which is at least five (5) years from the distribution (or commencement of distributions) date then in effect. Such election shall not take effect for twelve (12) months after the submission of the Election Form. Subject to the foregoing, the Election Form most recently accepted by the Administrator shall govern the payout with respect to the portion of the Participant's Account Balance to which it pertains. Beginning with Plan Years beginning on or after January 1, 2020, if a Participant elects to change his or her (i) Termination Benefit Payment election to an available Yearly Installment Method, or (ii) election to an allowable alternative payout period date by irrevocably submitting a new Election Form as provided for in this paragraph, then (A) the Participant may only make one such change, (B) the change may only be for a date that is five (5) years from the distribution (or commencement of distributions) date then in effect, and (C) If the election change involves a change in the Yearly Installment Method, the Yearly Installment Methods available shall be limited as provided in Section 1.35. With respect to Annual Deferral Amounts for Plan Years beginning on or after January 1, 2021, (i) the Yearly Installment Methods available to the Participant shall be limited as provided in Section 1.35, and (ii) notwithstanding the fact a Participant has elected a Yearly Installment Method for payment for his or her Termination Payout Benefit [with respect to an Annual Deferral Amount for a Plan Year beginning on or after January 1, 2021], if on the date of the Participant’s Separation from Service the Participant is not yet 58 years of age, payment of the Termination Payout Benefit shall be made in a lump sum. With respect to Annual Deferral Amounts for Plan Years beginning on or after January 1, 2022, (i) the Yearly Installment Methods available to the Participant shall be limited as provided in Section 1.35, and (ii) notwithstanding the fact a Participant has elected a Yearly Installment Method for payment for his or her Termination Payout Benefit [with respect to an Annual Deferral Amount for a Plan Year beginning on or after January 1, 2022], if on the date of the Participant’s Separation from Service the Participant is not yet 55 years of age, payment of the Termination Payout Benefit shall be made in a lump sum. Notwithstanding anything above or elsewhere in the Plan to the contrary, no change submitted on an Election Form shall be accepted by the Administrator if the change accelerates the time over which distributions shall be made to the Participant (except as otherwise permitted under Section 409A) and the Administrator shall deny any change made to an election if the Administrator determines that the change violates the requirement under Section 409A that the first payment with respect to which such election is made be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made. For these purposes, installment payments shall be treated as a single payment, with the result that an election to change from installments to a lump sum (or to a different Yearly Installment Method) will require that the lump sum (or first installment) be postponed until a date which is at least five (5) years from the previously scheduled payment date of the first installment. ARTICLE 6 Survivor Benefit 6.1 Pre-Termination Survivor Benefit. A Participant's Beneficiary shall receive a Pre- Termination Survivor Benefit equal to the Participant's Account Balance if the Participant dies before he or she Terminates. 6.2 Payment of Pre-Termination Survivor Benefit. The Pre-Termination Survivor Benefit shall be paid to the Participant's Beneficiary in a lump sum as soon as practicable following the date of the Participant’s death. Any payment made hereunder shall be subject to Section 3.9, but shall not be subject to the Deduction Limitation. 6.3 Death Prior to Completion of Termination Benefit Payout. If a Participant dies after Termination of Employment but before the Termination Benefit Payout is paid in full, the Participant's as-yet unpaid Termination Benefit Payout payments shall be paid to the Participant's Beneficiary in a lump sum as soon as practicable following the date of the Participant’s death. Any payment hereunder shall be subject to Section 3.9 but shall not be subject to the Deduction Limitation. ARTICLE 7

    Beneficiary Designation/Discharge of Obligations 7.1 Beneficiary. To the extent permitted by applicable law, each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Employer in which the Participant participates. 7.2 Beneficiary Designation/Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Administrator. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Administrator prior to his or her death. 7.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until a new Beneficiary Designation Form is received and acknowledged in writing by the Administrator (which acknowledgment may take the form of an electronic transmission in the Administrator’s discretion). 7.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 7.1, 7.2 and 7.3 or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse, or, if the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate. 7.5 Doubt as to Beneficiary. If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Administrator shall have the right, exercisable in its discretion, to distribute or direct that the trustee of the Trust (if any) distribute such payments to the Participant’s estate without liability for any tax or other consequences which might flow therefrom. 7.6 Discharge of Obligations. The payment of benefits under the Plan to a person believed in good faith by the Administrator to be a valid Beneficiary shall fully and completely discharge the Employer and the Administrator from all further obligations under this Plan with respect to the Participant, and that Participant's Plan participation shall terminate upon such full payment of benefits. Neither the Administrator nor the Employer shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such person's last known address. If the Administrator notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Administrator in order to permit transmittal of the payment to the Participant or Beneficiary by the latest date upon which the payment could have been timely made in accordance with the terms of the Plan and Section 1.409A-1(b)(4) of the Treasury regulations, the Employer shall report such payment as made (including withholding and remitting any Withholding Taxes and reporting the payment as paid on any required tax reports). The Employer shall hold any such unclaimed payment (as a general asset of the Employer) for a period of three (3) years, and, during this period of time, the Participant or Beneficiary will be permitted to claim such payment (without adjustment for earnings), but, after this period of time, the payment shall be forfeited and the Employer no longer shall be liable to any person for the payment. ARTICLE 8 Termination/Amendment/Modification 8.1 Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Employer will continue the Plan or will not terminate the Plan at any time in the future with respect to its Employees. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees, by action of its board of directors or appropriate committee thereof. Upon a termination of the Plan in accordance with the requirements, restrictions and limitations of Section 1.409A-3(j)(4)(ix) of the Treasury regulations, the Plan participation of the affected Participants shall terminate and they shall be paid in a single lump sum distribution their Account Balances (but payment shall not commence before or end after any distribution period required by Section 409A). If, however, due to the circumstances surrounding the Plan termination by an Employer, a distribution of a Participant's Account Balance upon Plan termination is not permitted by Section 409A, the payment of the Account Balance shall be made only after Plan benefits otherwise become due hereunder. The termination of an Employer’s sponsorship of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination. In addition to each Employer’s right to terminate its sponsorship of the Plan with respect to its Employees, the Company reserves the right to discontinue the Plan in its entirety and/or to terminate the Plan at any time with respect to any or all participating Employees, by action of the Board or appropriate committee thereof, subject to the terms and conditions of Section 409A. Without limiting the generality of the foregoing, the Company specifically reserves the right to terminate and liquidate the Plan with respect to all participating Employees, in its discretion and by action of the Board or appropriate committee thereof, within the thirty (30) days preceding or the twelve (12) months following a "change in control event" (as defined in Section 409A); provided, however, that such termination and liquidation must be irrevocable and shall be permitted only if all arrangements that are required to be aggregated with the Plan pursuant to Section 13.20 are also irrevocably terminated and liquidated with respect to each participant therein who is employed by an Employer and has experienced the “change in control event,” so that the Employees participating under the Plan and all participants under such other arrangements that have experienced the “change in control event” are required to receive all amounts of compensation deferred under the terminated and liquidated arrangements within twelve (12) months of the date the Company takes irrevocable action to terminate and liquidate the arrangements. 8.2 Amendment. The Company may, at any time, unilaterally amend or modify the Plan in whole or in part by the action of the Committee; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification. 8.3 Effect of Payment. The full payment of the applicable benefit under Articles 4, 5 or 6 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan participation shall terminate. 8.4 Amendment to Ensure Proper Characterization of the Plan. Notwithstanding the previous Sections of this Article, the Plan may be amended at any time, retroactively if required, if found necessary, in the opinion of the Company, in order to ensure that the Plan is characterized as a non-tax-qualified "top hat" plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under ERISA Sections 201(2), 301(a)(3) and 401(a)(1), to conform the Plan to the provisions of Section 409A and to ensure that amounts under the Plan are not considered to be taxed to a Participant under the Federal income tax laws prior to the Participant's receipt of the amounts or to conform the Plan and the Trust to the provisions and requirements of any applicable law (including ERISA and the Code). ARTICLE 9 Administration 9.1 Administrator Duties. This Plan shall be administered by an administrative committee (the "Administrator") comprised of those individuals whom the Committee shall designate or appoint from time to time, or, with respect to those duties and responsibilities described below, appropriate management personnel designated by the Administrator to perform such duties and responsibilities. The Administrator shall have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving as a member of the Administrator who is a Participant shall not vote or act on any matter relating solely to himself or herself. The Administrator shall act on any matter through a majority of its members who may vote or act on that matter. When making a determination or calculation, the Administrator shall be entitled to rely on information furnished by a Participant or the Employer. Any of the duties and responsibilities of the Administrator under the Plan, including, but not limited to those listed below, may be performed by appropriate management personnel designated by the Administrator to perform such duties and responsibilities, except that any decision, interpretation, calculation or other action which would materially increase the Employer's liability and/or costs associated with the Plan must be approved by the Committee: (a) the appropriate management personnel may designate those Employees of the Employer who are eligible to participate in the Plan in accordance with Section 2.1; (b) the appropriate management personnel may administer the claims procedure requirements of the Plan set forth in Article 11; (c) the appropriate management personnel may select and change service providers used in connection with the Plan; (d) the appropriate management personnel may allocate expenses associated with the Plan's administration (and with the Trust’s administration, if a Trust has been established) among Participants' Account Balances; (e) the appropriate management personnel may change the Measurement Funds available under the Plan.

    9.2 Agents. In the administration of this Plan, the Administrator may, from time to time, employ third party agents and delegate to them such administrative duties (except for the selection of Employees to participate in the Plan) as they see fit, and may from time to time consult with counsel who may be counsel to the Employer. 9.3 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan. 9.4 Indemnity of Administrator. The Employer shall indemnify and hold harmless the members of the Administrator, and any appropriate management personnel to whom the duties of the Administrator may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Administrator or any of its members or any such individuals. This indemnification shall be in addition to, and not in limitation of, any other indemnification protections of the Administrator. 9.5 Employer Information; Participant Consent. To enable the Administrator to perform its functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the compensation of the Participants, the date and circumstances of the Termination of Employment or death of the Participants, and such other pertinent information as the Administrator may reasonably require. Each Participant, as a condition to his or her participation hereunder, consents on, and by submission of, his or her Election Form to the holding, processing and transfer of the Participant’s personal data by the Employer and the Administrator (and their agents and designees) for all purposes relating to the Plan. ARTICLE 10 Other Benefits and Agreements 10.1 Coordination with Other Benefits. The benefits provided for a Participant or a Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for Employees of the Employer. The Plan shall supplement and shall not supersede, modify or amend any other plan or program except as may otherwise be expressly provided. ARTICLE 11 Claims Procedures 11.1 Scope of Claims Procedures. This Article is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000, and codified at 29 C.F.R. section 2560.503-1, as amended. If any provision of this Article conflicts with the requirements of those regulations, the requirements of those regulations will prevail. 11.2 Initial Claim. A Participant or Beneficiary who believes he or she is entitled to any benefit under the Plan (a "Claimant") may file a claim with the Administrator. The Administrator shall review the claim itself or appoint an individual or an entity to review the claim. (a) Decision on Initial Claim. The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Administrator or appointee of the Administrator prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed. (b) Manner and Content of Denial of Initial Claims. If the Administrator denies a claim, it must provide to the Claimant, in writing or by electronic communication: (i) The specific reasons for the denial; (ii) A reference to the Plan provision or insurance contract provision upon which the denial is based; (iii) A description of any additional information or material that the Claimant must provide in order to perfect the claim; (iv) An explanation of why such additional material or information is necessary; (v) Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and (vi) A statement of the Participant's right to bring a civil action under ERISA Section 502(a) following a denial on review of the initial denial. 11.3 Review Procedures. (a) Request for Review of Denied Claim. A request for review of a denied claim must be made in writing to the Administrator within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days after the Administrator's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision. The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Administrator. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination. (b) Manner and Content of Notice of Decision on Review. Upon completion of its review of an adverse initial claim determination, the Administrator will give the Claimant, in writing or by electronic notification, a notice containing: (i) its decision; (ii) the specific reasons for the decision; (iii) the relevant Plan provisions or insurance contract provisions on which its decision is based; (iv) a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan's files which is relevant to the Claimant's claim for benefits;

    (v) a statement describing the Claimant's right to bring an action for judicial review under ERISA Section 502(a); and (vi) if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request. 11.4 Calculation of Time Periods. For purposes of the time periods specified in this Article, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant's failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds. 11.5 Legal Action. No Claimant may commence any legal action with respect to a claim for benefits under the Plan without complying with the foregoing sections. If the Plan fails to follow the claims procedures required by this Article, a Claimant shall be entitled to pursue any available remedy under ERISA Section 502(a) without further action to exhaust administrative remedies. Any lawsuit to recover benefits under ERISA section 502(a) must be filed within three years after the submission of the original claim. The Company's Management Compensation Committee shall serve as the named fiduciary under the Plan for purposes of the claims procedure set forth in this Article 11. ARTICLE 12 Trust 12.1 Establishment of the Trust. The Company has not, as of the Effective Date, established a Trust. The Company may in the future, but need not, establish a Trust, in which event the intent (but not the requirement) is that the Employer would transfer over to the Trust, at such time(s) as the Employer determines and/or as is provided in the instrument governing the terms of the Trust, in its sole discretion, such assets as it determines to be appropriate to provide for its future liabilities created with respect to the Account Balances of the Participants. 12.2 Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. If the Trust is established, the provisions of the Trust shall govern the rights of the Employer and the creditors of the Employer to the assets transferred to the Trust. The Employer shall at all times remain liable to carry out its obligations under the Plan. 12.3 Distributions from the Trust. If the Trust is established, the Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan. ARTICLE 13 Miscellaneous 13.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent. 13.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under this Plan, any and all of the Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future. 13.3 Employer's Liability. The Employer's liability for the payment of benefits shall be defined only by the Plan. The Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan. Without limiting the generality of the foregoing, (i) neither the Employer nor any of its affiliates or any of its or their directors, officers, employees or agents will be liable for any taxes, penalties or interest imposed on any Participant or other person with respect to any amounts paid or payable under the Plan, including any taxes, penalties or interest imposed under or as a result of Section 409A; and (ii) if incorrect payments are made by the Employer to a Participant or his or her Beneficiary under the Plan, the Employer shall have the right to recoup such overpayments from such Participant or Beneficiary. 13.4 Nonassignability. Subject to Section 3.9 and 3.10, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. Subject to Sections 3.10 and 13.15, no part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise. 13.5 Not a Contract of Continued Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of continued employment by the Participant to the Employer. Such employment is hereby acknowledged, subject to applicable state law, to be an "at will" service relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment, consulting or like agreement. Nothing in this Plan shall be deemed to give any Participant the right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discipline or discharge the Participant at any time. 13.6 Furnishing Information. Each Participant, as a condition to his or her participation hereunder, agrees on, and by submission of, his or her Election Form that the Participant and his or her Beneficiary will cooperate with the Administrator by furnishing any and all information requested by the Administrator and taking such other actions as the Administrator may deem necessary and may request in order to facilitate the administration of the Plan and the payments of benefits hereunder. 13.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

    13.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions. 13.9 Governing Law. The provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Maryland without regard to its conflicts of laws principles, to the extent not governed by United States Federal law. 13.10 Notice. Any notice or filing required or permitted to be given to the Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below: Head of Human Resources T. Rowe Price Group, Inc. 100 East Pratt Street Baltimore, Maryland 21202 Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant. 13.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries. 13.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession. 13.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein; except to the extent that Section 409A requires that this Section 13.13 be disregarded because it purports to nullify Plan terms that are not in compliance with Section 409A. 13.14 Incompetent. If the Administrator determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Administrator may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount. 13.15 Court Order. The Administrator is authorized to make any payments directed by court order in any action in which the Plan or the Administrator has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Administrator, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant’s benefits under the Plan to that spouse or former spouse.

    13.16 Acceleration of Distribution. (a) In General. The Employer may, in its discretion (without any direct or indirect election on the part of any Participant), accelerate the date of distribution or commencement of distributions hereunder, or accelerate installment payments by paying the Account Balance in a lump sum or pursuant to a Yearly Installment Method using fewer years, to the extent permitted under Section 409A (such as, for example, as provided in Section 1.409A-3(j)(4) of the Treasury regulations, to comply with domestic relations orders or certain conflict of interest rules, to pay Withholding Taxes as permitted under said regulations, to make a lump sum cashout of certain de minimus amounts that are less than the applicable dollar amount under Code Section 402(g)(1)(B), or to make payments upon income inclusion under Section 409A). (b) Trust. If a Trust is established and the Trust terminates in accordance with the provisions of the Trust and benefits are distributed from the Trust to a Participant in accordance with such provisions and the Plan’s provisions, the Participant's benefits under this Plan otherwise due hereunder from the Employer shall be reduced to the extent of such distributions. 13.17 Delay in Payment. If the Employer reasonably anticipates that any payment scheduled to be made hereunder would violate securities laws (or other applicable laws) or jeopardize the ability of the Employer to continue as a going concern if paid as scheduled, then the Employer may defer that payment, provided the Employer treats payments to all similarly situated Participants on a reasonably consistent basis. In addition, the Employer may, in its discretion, delay a payment upon such other events and conditions as the Internal Revenue Service may prescribe, including in accordance with the Deduction Limitation, provided the Employer treats payments to all similarly situated Participants on a reasonably consistent basis. Any amounts deferred pursuant to this Section shall continue to be credited or debited with additional amounts in accordance with Section 3.7, even if such amount is being paid out in installments. The amounts so deferred and amounts credited or debited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date on which the Employer reasonably anticipates that such violation or material harm would be avoided or as otherwise prescribed by the Internal Revenue Service. 13.18 Prohibited Acceleration/Distribution Timing. This Section shall take precedence over any other provision of the Plan or this Article 13 to the contrary. If the timing of any distribution election would result in any tax or other penalty (other than ordinarily payable Withholding Taxes), which tax or penalty can be avoided by payment of the distribution at a later time, then the distribution shall be made (or commence, as the case may be) on (or as soon as practicable after) the first date on which such distributions can be made (or commence) without such tax or penalty; except to the extent that Section 409A requires that this Section be disregarded because it purports to nullify Plan terms that are not in compliance with Section 409A. 13.19 Aggregation of Employers. If the Employer is a member of a controlled group of corporations or a group of trades or business under common control (as described in Code Section 414(b) or (c), but substituting a fifty percent (50%) ownership level for the eighty percent (80%) level set forth in those Code Sections), all members of the group shall be treated as a single employer for purposes of whether there has occurred a Separation from Service and for any other purposes under the Plan as Section 409A shall require. For purposes of this Section, in the case of a “change in control event” (within the meaning of Section 409A), the entities to be treated as a single employer shall be determined immediately following the “change in control event.” 13.20 Aggregation of Plans. If the Employer offers other account balance deferred compensation plans in addition to the Plan, those plans together with the Plan shall be treated as a single plan to the extent required under Section 409A for purposes of determining whether an Employee may make a deferral election pursuant to Section 3.3(a) within thirty (30) days of becoming eligible to participate in the Plan, for purposes of cashing out de minimis amounts pursuant to Section 13.16 and for any other purposes under the Plan as Section 409A shall require. 13.21 USERRA. Notwithstanding anything herein to the contrary, any deferral or distribution election provided to a Participant as necessary to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, shall be permissible hereunder. 13.22 Insurance. The Employer, on its own behalf or on behalf of the trustee of the Trust (if any), and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Employer or the trustee of the Trust may choose. The Employer or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employer shall supply such information and execute such documents as may be required by the insurance company or companies to whom the Employer (or trustee of the Trust) has applied for insurance. IN WITNESS WHEREOF, the Employer has adopted this Plan document effective generally as of July 28, 2020.

    Schedule 1 -- Sponsoring Employers T. Rowe Price Group, Inc. T. Rowe Price Associates, Inc. T. Rowe Price Advisory Services, Inc. T. Rowe Price Services, Inc. T. Rowe Price Retirement Plan Services, Inc. T. Rowe Price Trust Company T. Rowe Price Investment Services, Inc. T. Rowe Price (Canada), Inc. T. Rowe Price International Ltd T. Rowe Price Hong Kong Limited T. Rowe Price Singapore Private Ltd. T. Rowe Price (Luxembourg) Management S.a.r.l. T. Rowe Price (Switzerland) GmbH Oak Hill Advisors, L.P.

    Schedule 2- UK Addendum Except as noted in this Schedule 2, the rules of the Plan apply to Participants in the United Kingdom (“UK”) who are not United States Taxpayers and who are resident (or who become resident) in the UK for UK income tax purposes (each, a “UK Taxpayer”). In the event of any conflict between the Plan rules and this Schedule 2, this Schedule 2 will prevail for Participants in the UK who are UK Taxpayers. Words and expressions defined in the rules of the Plan have the same meaning as in this Schedule 2. For the avoidance of doubt, the rules of the Plan, but not this Schedule 2, apply to Participants in the UK who are or who become United States Taxpayers. If the Participant is: (i) working in the UK but is not a UK Taxpayer; or (ii) a UK Taxpayer, but who has, as a result of being a citizen, resident or tax payer of a country other than the UK, additional tax reporting obligations outside the UK; or (iii) transfers to work in the UK or transfers from the UK to work outside the UK at any time during their participation in the Plan then the information contained in this Schedule 2 may not automatically apply to the Participant for each and every Plan Year (or portion thereof) and the Employer shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply. This Schedule 2 shall be construed and enforced according to English laws. To the extent any provisions of the Plan refer to U.S. federal or state laws that are inapplicable to employees in the UK, such provisions, including Plan rule 13.9 on Governing Law, shall be replaced by any equivalent provisions of English law. I. Plan rule 3.3 - Election to Defer/Effect of Election Form Plan rule 3.3 is deleted and replaced with the following: 3.3. Election to Defer/Effect of Election Form. (a) Timing of Election. A Participant shall make a deferral election with respect to Incentive Payments to be earned for services performed during a Plan Year. Each such election shall be effective solely with respect to the Plan Year specified in the election (i.e., an election made with respect to a given Plan Year shall not remain in effect for any subsequent Plan Year), and must be made during such period as shall be established by the Administrator and ending on such date as the Administrator may specify, but in any event ending before the date when the Incentive Payment would otherwise be made. The Administrator may treat an individual as an Employee and a Participant prior to his or her commencement of employment with the Employer in order that the individual may make a timely deferral election with respect to Incentive Payments earned upon commencement of employment (e.g., a “sign-on bonus”). (b) Manner of Election. For any Plan Year (or portion thereof), a deferral election for amount(s) earned during that Plan Year (or portion thereof), and such other elections as the Administrator deems necessary or desirable under the Plan, shall be made by timely delivering to the Administrator, in accordance with its rules and procedures, by the deadline(s) set forth above, an Election Form. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Administrator (in accordance with Section 2.2 of this Plan) and accepted by the Administrator. If no such Election Form is timely delivered for a Plan Year (or portion thereof), the amount of the Incentive Payments deferred hereunder shall be zero (0) for that Plan Year (or portion thereof). (c) Change in Election. Once the deadline(s) for making a deferral election (as set forth in Section 3.3(a) of Schedule 2) has passed, a Participant may not elect to change his or her deferral election that is in effect for that Plan Year, except if and to the extent permitted by the Administrator.

    II. Plan rule 4.1 - In-Service Payout Plan rule 4.1 is deleted and replaced with the following: 4.1 In-Service Payout. At the same time that a Participant is able to elect to defer Incentive Payments for a given Plan Year, the Participant may elect to receive a future “In-Service Payout” from the Plan in respect to that Plan Year’s Deferral Sub-Account. For these purposes, any Incentive Payments deferred pursuant to a deferral election made during a given Plan Year shall be considered as part of the Annual Deferral Amount for the Plan Year in which such Incentive Payments are earned, regardless of when the Incentive Payments would have been payable in absence of the deferral election. The Participant’s In-Service Payout election must be made by the deadline(s) set forth in Section 3.3(a) of Schedule 2 for making a deferral election in respect of the Plan Year to which the Annual Deferral Amount is attributable, and, except as provided below, is irrevocable after that deadline has passed. Subject to such requirements as may be imposed by the Administrator, a Participant may make a separate In-Service Payout election for each Plan Year in respect of the Deferral Sub-Account for that Plan Year. Subject to Section 3.9 of this Plan, the In-Service Payout of a Deferral Sub-Account shall be in an amount that is equal to the Annual Deferral Amount for that Plan Year and amounts credited or debited thereto in the manner provided in Section 3.7 of this Plan, determined at the time that the In-Service Payout becomes payable. Subject to the Deduction Limitation and the other terms and conditions of this Plan, each In-Service Payout elected shall be paid in a lump sum during January of any Plan Year designated by the Participant that is at least two (2) Plan Years after the Plan Year of the Annual Deferral Amount as specifically elected by the Participant. By way of example, if a two (2) year In-Service Payout is elected for 2015 Plan Year Annual Deferral Amounts, the two (2) year In-Service Payout would become payable during January of 2018. Notwithstanding the forgoing, for any deferral election with respect to an Annual Deferral Amount for a Plan Year beginning on or after January 1, 2021, any In-Service Payout elections made in compliance with Section 3.3(a) with respect to a Plan Year to which an Annual Deferral Amount is attributable shall be paid in a lump sum during January of any Plan Year designated by the Participant that is at least five (5) Plan Years after the Plan Year of the Annual Deferral Amount as specifically elected by the Participant. By way of example, if a five (5) year In-Service Payout is elected for 2021 Plan Year Annual Deferral Amounts, the five (5) year In-Service Payout would become payable during January of 2027. III. Plan rule 4.2 - In-Service Payout Deferral Elections Plan rule 4.2 is deleted and replaced with the following: 4.2 In-Service Payout Deferral Elections. Notwithstanding the preceding Section 4.1 of Schedule 2 or any other provision of this Plan that may be construed to the contrary, a Participant who is in active service with the Employer may, with respect to each In-Service Payout, on an Election Form, make one (1) or more additional deferral elections (a “Subsequent Election”) to defer payment of such In-Service Payout to the January of a Plan Year subsequent to the Plan Year originally (or subsequently) elected; provided, however, any such Subsequent Election will be null and void unless accepted by the Administrator prior to the first day of the Plan Year in which, absent the Subsequent Election, such In-Service Payout would be paid, or such other date as the Administrator may specify, and such Subsequent Election is irrevocable when made. IV. Plan rule 5.2 - Payment of Termination Benefit Payout Plan rule 5.2 is deleted and replaced with the following: 5.2 Payment of Termination Benefit Payout. At the same time that a Participant is able to elect to defer Incentive Payments for a given Plan Year, the Participant may elect to receive a Termination Benefit Payout from the Plan in respect of that Plan Year’s Deferral Sub-Account, in a lump sum or pursuant to one of the available Yearly Installment Methods. For these purposes, any Incentive Payments deferred pursuant to a deferral election made for a given Plan Year shall be considered as part of the Annual Deferral Amount for the Plan Year in which such Incentive Payments are earned, regardless of when the Incentive Payments would have been payable in absence of the deferral election. The Participant’s Termination Benefit Payout election must be made by the deadline(s) set forth in Section 3.3(a) of Schedule 2 for making a deferral election in respect of the Plan Year to which the Annual Deferral Amount is attributable, and, except as provided below, is irrevocable after that deadline has passed. Subject to such requirements as may be imposed by the Administrator, a Participant may make a separate Termination Benefit Payout election for each Plan Year in respect of the Deferral Sub-Account for that Plan Year. If the Participant does not make any election with respect to the payment of any portion of the Termination Benefit Payout, the Participant shall be deemed to have elected to have such portion paid in a lump sum. Subject to Section 3.9 of this Plan and the Deduction Limitation, any lump sum payment of the Termination Benefit Payout shall be made, and any installments shall commence, during the seventh (7th) calendar month following the calendar month in which occurs the date of the Participant’s Termination. A Participant may change his or her election to an allowable alternative payout period date by irrevocably submitting a new Election Form to the Administrator. Such election shall not take effect until such date as it is accepted by the Administrator. Subject to the foregoing, the Election Form most recently accepted by the Administrator shall govern the payout with respect to the portion of the Participant’s Account Balance to which it pertains. Beginning with Plan Years beginning on or after January 1, 2020, if a Participant elects to change his or her (i) Termination Benefit Payment election to an available Yearly Installment Method, or (ii) election to an allowable alternative payout period date by irrevocably submitting a new Election Form as provided for in this paragraph, then (A) the Participant may only make one such change and (B) If the election change involves a change in the Yearly Installment Method, the Yearly Installment Methods available shall be limited as provided in Section 1.35. With respect to Annual Deferral Amounts for Plan Years beginning on or after January 1, 2021, (i) the Yearly Installment Methods available to the Participant shall be limited as provided in Section 1.35, and (ii) notwithstanding the fact a Participant has elected a Yearly Installment Method for payment for his or her Termination Payout Benefit [with respect to an Annual Deferral Amount for a Plan Year beginning on or after January 1, 2021], if on the date of the Participant’s Separation from Service the Participant is not yet 55 years of age, payment of the Termination Payout Benefit shall be made in a lump sum. V. Plan rule 8.5 - Not a Contractual Right Plan rule 8.5 is inserted in Article 8: 8.1 Not a Contractual Right. For the avoidance of doubt should (i) the Employer exercise its right to terminate the Plan in accordance with Section 8.1 of this Plan or (ii) the Company exercise its right to amend or modify the Plan in accordance with Section 8.2 of this Plan then such event will not amount to an act or omission which entitles the Participant to assert that his or her contract of employment has been breached and to bring their employment to an end, with or without notice. Nothing in this Plan shall be deemed to constitute a term of employment between the Participant and the Employer. VI. Plan rule 13.5 - Not a Contract of Continued Employment Plan rule 13.5 is deleted and replaced with the following: 13.5 Not a Contract of Continued Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of continued employment by the Participant to the Employer. Such employment is hereby acknowledged to be governed by the Participant’s individual employment contract (if any) with the Employer. Nothing in the Plan shall be deemed to give any Participant the right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discipline or dismiss the Participant at any time in accordance with relevant local laws. In the event that the Participant is no longer eligible to participate in the Plan (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement (if any)), their right to participate in the Plan will terminate effective as of the date that is the earlier of: (i) the date that the Participant’s employment with the Employer is terminated; (ii) the date that the Participant receives written notice of termination of their employment from the Employer (regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where the Participant is employed or the terms of their employment agreement, if any); or (iii) the date that the Participant is no longer actively employed by the Employer, with such date being determined by the Employer in its sole discretion. VII. Plan rule 13.6 - Furnishing Information Plan rule 13.6 is deleted and replaced with the following: 13.6 Furnishing Information. Each Participant, as a condition to his or her participation hereunder, agrees on, and by submission of, his or her Election Form that the Participant and his or her Beneficiary will cooperate with the Administrator by furnishing any and all information requested by the Administrator and taking such other actions as the Administrator may deem necessary and may request in order to facilitate the administration of the Plan and the payments of benefits hereunder. Each Participant further acknowledges and consents to the Administrator holding, processing and disclosing the Participant’s personal data both inside and outside the European Economic Area, including to the United States where such holding, processing and disclosure of personal data is taking place for the purpose of facilitating and administering the Plan and the payment of benefits hereunder. {End of Addendum}

    Schedule 3 -- Sweden Addendum Except as noted in this Schedule 3, the rules of the Plan apply to Participants in Sweden who are not United States Taxpayers and who are resident (or who become resident) in Sweden for Swedish income tax purposes (each, a “Swedish Taxpayer”). In the event of any conflict between the Plan rules and this Schedule 3, this Schedule 3 will prevail for Participants in Sweden who are Swedish Taxpayers. Words and expressions defined in the rules of the Plan have the same meaning as in this Schedule 3. For the avoidance of doubt, the rules of the Plan, but not this Schedule 3, apply to Participants in Sweden who are or who become United States Taxpayers. If the Participant is: (i) working in Sweden but is not a Swedish Taxpayer; or (ii) a Swedish Taxpayer, but who has, as a result of being a citizen, resident or tax payer of a country other than Sweden, additional tax reporting obligations outside Sweden; or (iii) transfers to work in Sweden or transfers from Sweden to work outside Sweden at any time during their participation in the Plan then the information contained in this Schedule 3 may not automatically apply to the Participant for each and every Plan Year (or portion thereof) and the Employer shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply. This Schedule 3 shall be construed and enforced according to Swedish laws. To the extent any provisions of the Plan refer to U.S. federal or state laws that are inapplicable to employees in Sweden, such provisions, including Plan rule 13.9 on Governing Law, shall be replaced by any equivalent provisions of Swedish law. I. Plan rule 3.3 - Election to Defer/Effect of Election Form Plan rule 3.3 is deleted and replaced with the following: 3.3. Election to Defer/Effect of Election Form. (a) Timing of Election. A Participant shall make a deferral election with respect to Incentive Payments to be earned for services performed during a Plan Year. Each such election shall be effective solely with respect to the Plan Year specified in the election (i.e., an election made with respect to a given Plan Year shall not remain in effect for any subsequent Plan Year), and must be made during such period as shall be established by the Administrator and ending on such date as the Administrator may specify, but in any event ending before the date when the Incentive Payment would otherwise be made. The Administrator may treat an individual as an Employee and a Participant prior to his or her commencement of employment with the Employer in order that the individual may make a timely deferral election with respect to Incentive Payments earned upon commencement of employment (e.g., a “sign-on bonus”). (b) Manner of Election. For any Plan Year (or portion thereof), a deferral election for amount(s) earned during that Plan Year (or portion thereof), and such other elections as the Administrator deems necessary or desirable under the Plan, shall be made by timely delivering to the Administrator, in accordance with its rules and procedures, by the deadline(s) set forth above, an Election Form. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Administrator (in accordance with Section 2.2 of this Plan) and accepted by the Administrator. If no such Election Form is timely delivered for a Plan Year (or portion thereof), the amount of the Incentive Payments deferred hereunder shall be zero (0) for that Plan Year (or portion thereof). (c) Change in Election. Once the deadline(s) for making a deferral election (as set forth in Section 3.3(a) of Schedule 3) has passed, a Participant may not elect to change his or her deferral election that is in effect for that Plan Year, except if and to the extent permitted by the Administrator. II. Plan rule 4.1 - In-Service Payout Plan rule 4.1 is deleted and replaced with the following: 4.1 In-Service Payout. At the same time that a Participant is able to elect to defer Incentive Payments for a given Plan Year, the Participant may elect to receive a future “In-Service Payout” from the Plan in respect to that Plan Year’s Deferral Sub-Account. For these purposes, any Incentive Payments deferred pursuant to a deferral election made during a given Plan Year shall be considered as part of the Annual Deferral Amount for the Plan Year in which such Incentive Payments are earned, regardless of when the Incentive Payments would have been payable in absence of the deferral election. The Participant’s In-Service Payout election must be made by the deadline(s) set forth in Section 3.3(a) of Schedule 3 for making a deferral election in respect of the Plan Year to which the Annual Deferral Amount is attributable, and, except as provided below, is irrevocable after that deadline has passed. Subject to such requirements as may be imposed by the Administrator, a Participant may make a separate In-Service Payout election for each Plan Year in respect of the Deferral Sub-Account for that Plan Year. Subject to Section 3.9 of this Plan, the In-Service Payout of a Deferral Sub-Account shall be in an amount that is equal to the Annual Deferral Amount for that Plan Year and amounts credited or debited thereto in the manner provided in Section 3.7 of this Plan, determined at the time that the In-Service Payout becomes payable. Subject to the Deduction Limitation and the other terms and conditions of this Plan, each In-Service Payout elected shall be paid in a lump sum during January of any Plan Year designated by the Participant that is at least two (2) Plan Years after the Plan Year of the Annual Deferral Amount as specifically elected by the Participant. By way of example, if a two (2) year In- Service Payout is elected for 2015 Plan Year Annual Deferral Amounts, the two (2) year In-Service Payout would become payable during January of 2018. Notwithstanding the forgoing, for any deferral election with respect to an Annual Deferral Amount for a Plan Year beginning on or after January 1, 2021, any In-Service Payout elections made in compliance with Section 3.3(a) with respect to a Plan Year to which an Annual Deferral Amount is attributable shall be paid in a lump sum during January of any Plan Year designated by the Participant that is at least five (5) Plan Years after the Plan Year of the Annual Deferral Amount as specifically elected by the Participant. By way of example, if a five (5) year In-Service Payout is elected for 2021 Plan Year Annual Deferral Amounts, the five (5) year In-Service Payout would become payable during January of 2027 III. Plan rule 4.2 - In-Service Payout Deferral Elections

    Plan rule 4.2 is deleted and replaced with the following: 4.2 In-Service Payout Deferral Elections. Notwithstanding the preceding Section 4.1 of Schedule 3 or any other provision of this Plan that may be construed to the contrary, a Participant who is in active service with the Employer may, with respect to each In- Service Payout, on an Election Form, make one (1) or more additional deferral elections (a “Subsequent Election”) to defer payment of such In-Service Payout to the January of a Plan Year subsequent to the Plan Year originally (or subsequently) elected; provided, however, any such Subsequent Election will be null and void unless accepted by the Administrator prior to the first day of the Plan Year in which, absent the Subsequent Election, such In- Service Payout would be paid, or such other date as the Administrator may specify, and such Subsequent Election is irrevocable when made. IV. Plan rule 5.2 - Payment of Termination Benefit Payout Plan rule 5.2 is deleted and replaced with the following: 5.1 Payment of Termination Benefit Payout. At the same time that a Participant is able to elect to defer Incentive Payments for a given Plan Year, the Participant may elect to receive a Termination Benefit Payout from the Plan in respect of that Plan Year’s Deferral Sub-Account, in a lump sum or pursuant to one of the available Yearly Installment Methods. For these purposes, any Incentive Payments deferred pursuant to a deferral election made for a given Plan Year shall be considered as part of the Annual Deferral Amount for the Plan Year in which such Incentive Payments are earned, regardless of when the Incentive Payments would have been payable in absence of the deferral election. The Participant’s Termination Benefit Payout election must be made by the deadline(s) set forth in Section 3.3(a) of Schedule 3 for making a deferral election in respect of the Plan Year to which the Annual Deferral Amount is attributable, and, except as provided below, is irrevocable after that deadline has passed. Subject to such requirements as may be imposed by the Administrator, a Participant may make a separate Termination Benefit Payout election for each Plan Year in respect of the Deferral Sub- Account for that Plan Year. If the Participant does not make any election with respect to the payment of any portion of the Termination Benefit Payout, the Participant shall be deemed to have elected to have such portion paid in a lump sum. Subject to Section 3.9 of this Plan and the Deduction Limitation, any lump sum payment of the Termination Benefit Payout shall be made, and any installments shall commence, during the seventh (7th) calendar month following the calendar month in which occurs the date of the Participant’s Termination. A Participant may change his or her election to an allowable alternative payout period date by irrevocably submitting a new Election Form to the Administrator. Such election shall not take effect until such date as it is accepted by the Administrator. Subject to the foregoing, the Election Form most recently accepted by the Administrator shall govern the payout with respect to the portion of the Participant’s Account Balance to which it pertains. Beginning with Plan Years beginning on or after January 1, 2020, if a Participant elects to change his or her (i) Termination Benefit Payment election to an available Yearly Installment Method, or (ii) election to an allowable alternative payout period date by irrevocably submitting a new Election Form as provided for in this paragraph, then (A) the Participant may only make one such change and (B) If the election change involves a change in the Yearly Installment Method, the Yearly Installment Methods available shall be limited as provided in Section 1.35. With respect to Annual Deferral Amounts for Plan Years beginning on or after January 1, 2021, (i) the Yearly Installment Methods available to the Participant shall be limited as provided in Section 1.35, and (ii) notwithstanding the fact a Participant has elected a Yearly Installment Method for payment for his or her Termination Payout Benefit [with respect to an Annual Deferral Amount for a Plan Year beginning on or after January 1, 2021], if on the date of the Participant’s Separation from Service the Participant is not yet 55 years of age, payment of the Termination Payout Benefit shall be made in a lump sum. V. Plan rule 8.5 - Not a Contractual Right Plan rule 8.5 is inserted in Article 8: 8.5 - Not a Contractual Right. For the avoidance of doubt should (i) the Employer exercise its right to terminate the Plan in accordance with Section 8.1 of this Plan or (ii) the Company exercise its right to amend or modify the Plan in accordance with Section 8.2 of this Plan then such event will not amount to an act or omission which entitles the Participant to assert that his or her contract of employment has been breached and to bring their employment to an end, with or without notice. Nothing in this Plan shall be deemed to constitute a term of employment between the Participant and the Employer. VI. Plan rule 13.5 - Not a Contract of Continued Employment Plan rule 13.5 is deleted and replaced with the following: 13.5 -Not a Contract of Continued Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of continued employment by the Participant to the Employer. Such employment is hereby acknowledged to be governed by the Participant’s individual employment contract (if any) with the Employer. Nothing in the Plan shall be deemed to give any Participant the right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discipline or dismiss the Participant at any time in accordance with relevant local laws. In the event that the Participant is no longer eligible to participate in the Plan (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement (if any)), their right to participate in the Plan will terminate effective as of the date that is the earlier of: (i) the date that the Participant’s employment with the Employer is terminated; (ii) the date that the Participant receives written notice of termination of their employment from the Employer (regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where the Participant is employed or the terms of their employment agreement, if any); or (iii) the date that the Participant is no longer actively employed by the Employer, with such date being determined by the Employer in its sole discretion. VII. Plan rule 13.6 - Furnishing Information

    Plan rule 13.6 is deleted and replaced with the following: 13.6 - Furnishing Information. Each Participant, as a condition to his or her participation hereunder, agrees on, and by submission of, his or her Election Form that the Participant and his or her Beneficiary will cooperate with the Administrator by furnishing any and all information requested by the Administrator and taking such other actions as the Administrator may deem necessary and may request in order to facilitate the administration of the Plan and the payments of benefits hereunder. Each Participant further acknowledges and consents to the Administrator holding, processing and disclosing the Participant’s personal data both inside and outside the European Economic Area, including to the United States where such holding, processing and disclosure of personal data is taking place for the purpose of facilitating and administering the Plan and the payment of benefits hereunder. {End of Addendum}

    Schedule 4 -- Luxembourg Addendum Except as noted in this Schedule 4, the rules of the Plan apply to Participants in Luxembourg who are not United States Taxpayers and who are resident (or who become resident) in Luxembourg for Luxembourg income tax purposes (each, a “Luxembourg Taxpayer”). In the event of any conflict between the Plan rules and this Schedule 4, this Schedule 4 will prevail for Participants in Luxembourg who are Luxembourg Taxpayers. Words and expressions defined in the rules of the Plan have the same meaning as in this Schedule 4. For the avoidance of doubt, the rules of the Plan, but not this Schedule 4, apply to Participants in Luxembourg who are or who become United States Taxpayers. If the Participant is: (i) working in Luxembourg but is not a Luxembourg Taxpayer; or (ii) a Luxembourg Taxpayer, but who has, as a result of being a citizen, resident or tax payer of a country other than Luxembourg, additional tax reporting obligations outside Luxembourg; or (iii) transfers to work in Luxembourg or transfers from Luxembourg to work outside Luxembourg at any time during their participation in the Plan then the information contained in this Schedule 4 may not automatically apply to the Participant for each and every Plan Year (or portion thereof) and the Employer shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply. This Schedule 4 shall be construed and enforced according to Luxembourg laws. To the extent any provisions of the Plan refer to U.S. federal or state laws that are inapplicable to employees in Luxembourg, such provisions, including Plan rule 13.9 on Governing Law, shall be replaced by any equivalent provisions of Luxembourg law. I. Plan rule 3.3 - Election to Defer/Effect of Election Form Plan rule 3.3 is deleted and replaced with the following: 3.3. Election to Defer/Effect of Election Form. (a) Timing of Election. A Participant shall make a deferral election with respect to Incentive Payments to be earned for services performed during a Plan Year. Each such election shall be effective solely with respect to the Plan Year specified in the election (i.e., an election made with respect to a given Plan Year shall not remain in effect for any subsequent Plan Year), and must be made during such period as shall be established by the Administrator and ending on such date as the Administrator may specify, but in any event ending before the date when the Incentive Payment would otherwise be made. The Administrator may treat an individual as an Employee and a Participant prior to his or her commencement of employment with the Employer in order that the individual may make a timely deferral election with respect to Incentive Payments earned upon commencement of employment (e.g., a “sign-on bonus”). (b) Manner of Election. For any Plan Year (or portion thereof), a deferral election for amount(s) earned during that Plan Year (or portion thereof), and such other elections as the Administrator deems necessary or desirable under the Plan, shall be made by timely delivering to the Administrator, in accordance with its rules and procedures, by the deadline(s) set forth above, an Election Form. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Administrator (in accordance with Section 2.2 of this Plan) and accepted by the Administrator. If no such Election Form is timely delivered for a Plan Year (or portion thereof), the amount of the Incentive Payments deferred hereunder shall be zero (0) for that Plan Year (or portion thereof). (c) Change in Election. Once the deadline(s) for making a deferral election (as set forth in Section 3.3(a) of Schedule 4) has passed, a Participant may not elect to change his or her deferral election that is in effect for that Plan Year, except if and to the extent permitted by the Administrator. II. Plan rule 4.1 - In-Service Payout Plan rule 4.1 is deleted and replaced with the following: 4.1 In-Service Payout. At the same time that a Participant is able to elect to defer Incentive Payments for a given Plan Year, the Participant may elect to receive a future “In-Service Payout” from the Plan in respect to that Plan Year’s Deferral Sub-Account. For these purposes, any Incentive Payments deferred pursuant to a deferral election made during a given Plan Year shall be considered as part of the Annual Deferral Amount for the Plan Year in which such Incentive Payments are earned, regardless of when the Incentive Payments would have been payable in absence of the deferral election. The Participant’s In-Service Payout election must be made by the deadline(s) set forth in Section 3.3(a) of Schedule 4 for making a deferral election in respect of the Plan Year to which the Annual Deferral Amount is attributable, and, except as provided below, is irrevocable after that deadline has passed. Subject to such requirements as may be imposed by the Administrator, a Participant may make a separate In-Service Payout election for each Plan Year in respect of the Deferral Sub-Account for that Plan Year. Subject to Section 3.9 of this Plan, the In-Service Payout of a Deferral Sub-Account shall be in an amount that is equal to the Annual Deferral Amount for that Plan Year and amounts credited or debited thereto in the manner provided in Section 3.7 of this Plan, determined at the time that the In-Service Payout becomes payable. Subject to the Deduction Limitation and the other terms and conditions of this Plan, each In-Service Payout elected shall be paid in a lump sum during January of any Plan Year designated by the Participant that is at least two (2) Plan Years after the Plan Year of the Annual Deferral Amount as specifically elected by the Participant. By way of example, if a two (2) year In-Service Payout is elected for 2015 Plan Year Annual Deferral Amounts, the two (2) year In-Service Payout would become payable during January of 2018. Notwithstanding the forgoing, for any deferral election with respect to an Annual Deferral Amount for a Plan Year beginning on or after January 1, 2021, any In-Service Payout elections made in compliance with Section 3.3(a) with respect to a Plan Year to which an Annual Deferral Amount is attributable shall be paid in a lump sum during January of any Plan Year designated by the Participant that is at least five (5) Plan Years after the Plan Year of the Annual Deferral Amount as specifically elected by the Participant. By way of example, if a five (5) year In- Service Payout is elected for 2021 Plan Year Annual Deferral Amounts, the five (5) year In- Service Payout would become payable during January of 2027. III. Plan rule 4.2 - In-Service Payout Deferral Elections Plan rule 4.2 is deleted and replaced with the following: 4.2 In-Service Payout Deferral Elections. Notwithstanding the preceding Section 4.1 of Schedule 4 or any other provision of this Plan that may be construed to the contrary, a Participant who is in active service with the Employer may, with respect to each In- Service Payout, on an

    Election Form, make one (1) or more additional deferral elections (a “Subsequent Election”) to defer payment of such In-Service Payout to the January of a Plan Year subsequent to the Plan Year originally (or subsequently) elected; provided, however, any such Subsequent Election will be null and void unless accepted by the Administrator prior to the first day of the Plan Year in which, absent the Subsequent Election, such In-Service Payout would be paid, or such other date as the Administrator may specify, and such Subsequent Election is irrevocable when made. IV. Plan rule 5.2 - Payment of Termination Benefit Payout Plan rule 5.2 is deleted and replaced with the following: 5.2 Payment of Termination Benefit Payout. At the same time that a Participant is able to elect to defer Incentive Payments for a given Plan Year, the Participant may elect to receive a Termination Benefit Payout from the Plan in respect of that Plan Year’s Deferral Sub- Account, in a lump sum or pursuant to one of the available Yearly Installment Methods. For these purposes, any Incentive Payments deferred pursuant to a deferral election made for a given Plan Year shall be considered as part of the Annual Deferral Amount for the Plan Year in which such Incentive Payments are earned, regardless of when the Incentive Payments would have been payable in absence of the deferral election. The Participant’s Termination Benefit Payout election must be made by the deadline(s) set forth in Section 3.3(a) of Schedule 4 for making a deferral election in respect of the Plan Year to which the Annual Deferral Amount is attributable, and, except as provided below, is irrevocable after that deadline has passed. Subject to such requirements as may be imposed by the Administrator, a Participant may make a separate Termination Benefit Payout election for each Plan Year in respect of the Deferral Sub-Account for that Plan Year. If the Participant does not make any election with respect to the payment of any portion of the Termination Benefit Payout, the Participant shall be deemed to have elected to have such portion paid in a lump sum. Subject to Section 3.9 of this Plan and the Deduction Limitation, any lump sum payment of the Termination Benefit Payout shall be made, and any installments shall commence, during the seventh (7th) calendar month following the calendar month in which occurs the date of the Participant’s Termination. A Participant may change his or her election to an allowable alternative payout period date by irrevocably submitting a new Election Form to the Administrator. Such election shall not take effect until such date as it is accepted by the Administrator. Subject to the foregoing, the Election Form most recently accepted by the Administrator shall govern the payout with respect to the portion of the Participant’s Account Balance to which it pertains. Beginning with Plan Years beginning on or after January 1, 2020, if a Participant elects to change his or her (i) Termination Benefit Payment election to an available Yearly Installment Method, or (ii) election to an allowable alternative payout period date by irrevocably submitting a new Election Form as provided for in this paragraph, then (A) the Participant may only make one such change and (B) If the election change involves a change in the Yearly Installment Method, the Yearly Installment Methods available shall be limited as provided in Section 1.35. With respect to Annual Deferral Amounts for Plan Years beginning on or after January 1, 2021, (i) the Yearly Installment Methods available to the Participant shall be limited as provided in Section 1.35, and (ii) notwithstanding the fact a Participant has elected a Yearly Installment Method for payment for his or her Termination Payout Benefit [with respect to an Annual Deferral Amount for a Plan Year beginning on or after January 1, 2021], if on the date of the Participant’s Separation from Service the Participant is not yet 55 years of age, payment of the Termination Payout Benefit shall be made in a lump sum.

    V. Plan rule 8.5 - Not a Contractual Right Plan rule 8.5 is inserted in Article 8: 8.5 - Not a Contractual Right. For the avoidance of doubt, any benefit under this Plan (i) under no circumstance constitutes a vested right (droit acquis), (ii) is purely optional for the Employer and (iii) can be removed, at any time without any justification or cause, at the sole discretion of the Employer. Should (i) the Employer exercise its right to terminate the Plan in accordance with Section 8.1 of this Plan or (ii) the Company exercise its right to amend or modify the Plan in accordance with Section 8.2 of this Plan then such event will not amount to an act or omission which entitles the Participant to assert that his or her contract of employment has been breached and to bring their employment to an end, with or without notice. Nothing in this Plan shall be deemed to constitute a term of employment between the Participant and the Employer. VI. Plan rule 13.5 - Not a Contract of Continued Employment Plan rule 13.5 is deleted and replaced with the following: 13.5 -Not a Contract of Continued Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of continued employment by the Participant to the Employer. Such employment is hereby acknowledged to be governed by the Participant’s individual employment contract (if any) with the Employer. Nothing in the Plan shall be deemed to give any Participant the right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discipline or dismiss the Participant at any time in accordance with relevant local laws. In the event that the Participant is no longer eligible to participate in the Plan (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement (if any)), their right to participate in the Plan will terminate effective as of the date that is the earlier of: (i) the date that the Participant’s employment with the Employer is terminated; (ii) the date that the Employer decides to terminate the Plan in accordance with Section 8.1 and with Section 8.5 of this Plan or (iii) the date that the Participant is no longer actively employed by the Employer, with such date being determined by the Employer in its sole discretion. VII. Plan rule 13.6 - Furnishing Information Plan rule 13.6 is deleted and replaced with the following: 13.6 - Furnishing Information. Each Participant, as a condition to his or her participation hereunder, agrees on, and by submission of, his or her Election Form that the Participant and his or her Beneficiary will cooperate with the Administrator by furnishing any and all information requested by the Administrator and taking such other actions as the Administrator may deem necessary and may request in order to facilitate the administration of the Plan and the payments of benefits hereunder. Each Participant further acknowledges and consents to the Administrator holding, processing and disclosing the Participant’s personal data both inside and outside the European Economic Area, including to the United States where such holding, processing and disclosure of personal data is taking place for the purpose of facilitating and administering the Plan and the payment of benefits hereunder. {End of Addendum}

    Schedule 5 - Australia Addendum Except as noted in this Schedule 5, the rules of the Plan apply to Participants in Australia (Australia) who are not United States Taxpayers and who are resident (or who become resident) in Australia for Australia income tax purposes (“Australia Taxpayer”). In the event of any conflict between the Plan rules and this Schedule 5, this Schedule 5 will prevail for Participants in Australia who are Australia Taxpayers. Words and expressions defined in the rules of the Plan have the same meaning as in this Schedule 5. For the avoidance of doubt, the rules of the Plan, but not this Schedule 5, apply to Participants in Australia who are or who become United States Taxpayers as and from the date that they are United States Taxpayers. If the Participant is: (i) working in Australia but is not an Australia Taxpayer; or (ii) an Australia Taxpayer, but who has, as a result of being a citizen, resident or tax payer of a country other than Australia, additional tax reporting obligations outside Australia; or (iii) transfers to work in Australia or transfers from Australia to work outside Australia at any time during their participation in the Plan then the information contained in this Schedule 5 may not automatically apply to the Participant for each and every Plan Year (or portion thereof) and the Employer shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply. The Employer strongly recommends that the Participant not rely on the information in the Plan and this Schedule 5 as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date. This Schedule 5 shall be construed and enforced according to Australian laws. To the extent any provisions of the Plan refer to U.S. federal or state laws that are inapplicable to employees in Australia, such provisions, including Plan rule 13.9 on Governing Law, shall be replaced by any equivalent provisions of Australian law. Plan rule 2.1 – Eligibility Plan rule 2.1 is deleted and replaced with the following: Eligibility. Participation in the Plan shall be limited to Employees whom the Administrator designates, in its sole discretion, for participation, provided that no Employee may participate in the Plan unless he or she is a member (or is a former Employee who was a member) of a select group of management or highly compensated employees of the Employer, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA (which determination shall be made by the Administrator in its sole discretion). Participation is further limited to employees who meet the definition of, and requirements to be, a “wholesale client” as defined under the Corporations Act 2001 (Cth). Plan rule 3.3 - Election to Defer/Effect of Election Form Plan rule 3.3 is deleted and replaced with the following: Election to Defer/Effect of Election Form (a) Timing of Election. A Participant shall make a deferral election on the Election Form with respect to Incentive Payments to be earned for services performed during a Plan Year. Each such election shall be effective solely with respect to the Plan Year specified in the election (i.e., an election made with respect to a given Plan Year shall not remain in effect for any subsequent

    Plan Year), and must be made during such period as shall be established by the Administrator and ending on such date as the Administrator may specify, but in any event before the date when the amount of the Incentive Payment to be paid to the Employee is determined. (b) The Administrator may treat an individual as an Employee and a Participant prior to his or her commencement of employment with the Employer in order that the individual may make a timely deferral election with respect to Incentive Payments earned upon commencement of employment (e.g., a “sign-on bonus”). (c) Manner of Election. For any Plan Year (or portion thereof), a deferral election for amount(s) earned during that Plan Year (or portion thereof), and such other elections as the Administrator deems necessary or desirable under the Plan, shall be made by timely delivering to the Administrator, in accordance with its rules and procedures, by the deadline(s) set forth above, an Election Form. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Administrator (in accordance with Section 2.2 of this Plan) and accepted by the Administrator. If no such Election Form is timely delivered for a Plan Year (or portion thereof), the amount of the Incentive Payments deferred hereunder shall be zero (0) for that Plan Year (or portion thereof). (d) Change in Election. Once the deadline(s) for making a deferral election (as set forth in Section 3.3(a) of Schedule 5) has passed, a Participant may not elect to change his or her deferral election that is in effect for that Plan Year, except if and to the extent permitted by the Administrator. Plan rule 3.7(b) – Election of Measurement Funds Plan rule 3.7(b) is deleted and replaced with the following: (b) Election of Measurement Funds. At the same time that a Participant is able to elect to defer Incentive Payments for a given Plan Year, the Participant shall elect, on the Election Form, one or more Measurement Funds (as described in Section 3.7(d)) to be used to determine the hypothetical investment earnings or losses to be credited or debited to each of his or her Deferral Sub-Accounts for the applicable Plan Year and continuing thereafter. Once the deadline(s) for making a deferral election (as set forth in Section 3.3(a) of Schedule 5) has passed in respect of the Plan Year to which the Annual Deferral Amount is attributable, a Participant may not change his or her Measurement Funds election that is in effect for deferrals made in respect of that Plan Year, except if and to the extent permitted by the Administrator in connection with changes made by the Administrator to the array of Measurement Funds from which Participants may elect. The Administrator, in its discretion, may substitute Measurement Funds of similar kind or investment strategy and trace Participant Deferral Sub-Accounts to such substituted Measurement Funds without providing Participants an opportunity to elect different Measurement Funds. Subject to such requirements as may be imposed by the Administrator, a Participant may make a separate Measurement Funds election for each Plan Year in respect of the Deferral Sub-Account for that Plan Year. Plan rule 3.7(d) –Measurement Funds Plan rule 3.7(d) is deleted and replaced with the following: (d) Measurement Funds. The Participant may elect one or more of the Measurement Funds set forth on the attached Schedule A that are designated as being available to Participants in Australia who are Australia Taxpayers (the “Measurement Funds”), for the purpose of crediting or debiting hypothetical investment earnings or losses to his or her Account Balance. The Administrator may, in its sole discretion, discontinue, substitute or add a Measurement Fund(s) from time to time, after providing written notice of such pending change to Participants within a reasonable period prior to the change becoming effective, as determined by the Administrator. If the Administrator receives a Measurement

    Fund(s) election which it deems to be incomplete, unclear or improper, the Participant shall be deemed to have filed no deemed investment direction. If the Administrator possesses (or is deemed to possess as provided in the previous sentence) at any time directions as to Measurement Fund(s) of less than all of the Participant’s Account Balance, the Participant shall be deemed to have directed that the undesignated portion of the Account Balance be deemed to be invested in such alternative Measurement Fund as determined by the Administrator in its discretion. Each Participant, as a condition to his or her participation hereunder, agrees on, and by submission of, his or her Election Form to indemnify and hold harmless the Administrator, the Employer and the Company, and their agents and representatives, from any losses or damages of any kind relating to (i) the Measurement Funds made available hereunder and (ii) any discrepancy between the credits and debits to the Participant’s Account Balance based on the performance of the Measurement Funds and what the credits and debits otherwise might be in the case of an actual investment in the Measurement Funds. Plan rule 3.9 – Distributions Plan rule 3.9 is deleted and replaced with the following: Distributions. Notwithstanding anything herein to the contrary, any payments made to a Participant or Beneficiary under this Plan shall be in cash form, and the Employer, or the trustee of the Trust (if any), shall withhold from any payments made under this Plan all applicable Withholding Taxes in connection with such payments, and, subject to Section 3.10, any indebtedness of the Participant to the Employer as of the date(s) of distribution (including indebtedness arising out of incorrect payments made by the Employer to the Participant under this Plan or for any other reason), in amounts and in a manner to be determined in the sole discretion of the Employer. Subject to the Deduction Limitation and except as otherwise provided in Sections 5.2, 13.16 and 13.17, any payment made to a Participant or Beneficiary under this Plan shall be made on the payment date or during the payment period designated herein; provided that, to ensure compliance with Section 409A, a distribution shall in no event be made or commence any later than the later of (i) the last day of the calendar year in which the payment date or event occurs or, if later, the fifteenth (15th) day of the third (3rd) calendar month following the date of the payment date or event, or (ii) the last day of such other, extended period as the Internal Revenue Service may prescribe, such as in the case of disputed payments, refusals to pay or payments the calculation of which is not yet administratively practicable, provided the conditions of such extension have been satisfied. If a Participant who experiences a Separation from Service is rehired, his or her distributions hereunder may not be suspended. When applicable, any payment made to a Participant under this Plan shall be inclusive of any compulsory Employer superannuation contributions. Plan rule 4.1 – In-Service Payout/Unforeseeable Financial Emergencies Plan rule 4.1 is deleted and replaced with the following: In-Service Payout. At the same time that a Participant is able to elect to defer Incentive Payments for a given Plan Year, the Participant may elect to receive a future “In-Service Payout” from the Plan in respect to that Plan Year’s Deferral Sub-Account. For these purposes, any Incentive Payments deferred pursuant to a deferral election made during a given Plan Year shall be considered as part of the Annual Deferral Amount for the Plan Year in which such Incentive Payments are earned, regardless of when the Incentive Payments would have been payable in absence of the deferral election. The Participant’s In-Service Payout election must be made by the deadline(s) set forth in Section 3.3(a) of Schedule 5 for making a deferral election in respect of the Plan Year to which the Annual Deferral Amount is attributable, and is irrevocable after that deadline has passed. Subject to such requirements as may be imposed by the Administrator, a Participant may make a separate In-Service Payout election for each Plan Year in respect of the Deferral Sub-Account for that Plan Year. Subject to Section 3.9 of this Plan, the In-Service Payout of a Deferral Sub-Account shall be in an amount that is equal to the Annual Deferral Amount for that Plan Year and amounts credited or debited thereto in the manner provided in Section 3.7 of this Plan, determined at the time that the In-Service Payout becomes payable. Subject to the Deduction Limitation and the other terms and conditions of this Plan, each In-Service Payout elected shall be paid in a lump sum during January of any Plan Year designated by the Participant that is at least two (2) Plan Years after the Plan Year of the Annual Deferral Amount as specifically elected by the Participant. By way of example, if a two (2) year In-Service Payout is elected for 2016 Plan Year Annual Deferral Amounts, the two (2) year In-Service Payout would become payable during January of 2019. Notwithstanding the forgoing, for any deferral election with respect to an Annual Deferral Amount for a Plan Year beginning on or after January 1, 2021, any In-Service Payout elections made in compliance with Section 3.3(a) with respect to a Plan Year to which an Annual Deferral Amount is attributable shall be paid in a lump sum during January of any Plan Year designated by the Participant that is at least five (5) Plan Years after the Plan Year of the Annual Deferral Amount as specifically elected by the Participant. By way of example, if a five (5) year In-Service Payout is elected for 2021 Plan Year Annual Deferral Amounts, the five (5) year In-Service Payout would become payable during January of 2027. Plan rule 4.2 – In-Service Payout Deferral Elections Plan rule 4.2 is deleted. Plan rule 4.4 – Withdrawal Payout/Termination of Deferral Election for Unforeseeable Financial Emergencies: Plan rule 4.4 is deleted. Plan rule 5.2 - Payment of Termination Benefit Payout Plan rule 5.2 is deleted and replaced with the following: Payment of Termination Benefit Payout. At the same time that a Participant is able to elect to defer Incentive Payments for a given Plan Year, the Participant may elect to receive a Termination Benefit Payout from the Plan in respect of that Plan Year’s Deferral Sub-Account, in a lump sum or pursuant to one of the available Yearly Installment Methods. For these purposes, any Incentive Payments deferred pursuant to a deferral election made for a given Plan Year shall be considered as part of the Annual Deferral Amount for the Plan Year in which such Incentive Payments are earned, regardless of when the Incentive Payments would have been payable in absence of the deferral election. The Participant’s Termination Benefit Payout election must be made by the deadline(s) set forth in Section 3.3(a) of Schedule 5 for making a deferral election in respect of the Plan Year to which the Annual Deferral Amount is attributable, and is irrevocable after that deadline has passed. Subject to such requirements as may be imposed by the Administrator, a Participant may make a separate Termination Benefit Payout election for each Plan Year in respect of the Deferral Sub-Account for that Plan Year. If the Participant does not make any election with respect to the payment of any portion of the Termination Benefit Payout, the Participant shall be deemed to have elected to have such portion paid in a lump sum. Subject to Section 3.9 of this Plan and the Deduction Limitation, any lump sum payment of the Termination Benefit Payout shall be made, and any installments shall commence, during the seventh (7th) calendar month following the calendar month in which occurs the date of the Participant’s Termination. With respect to Annual Deferral Amounts for Plan Years beginning on or after January 1, 2021, (i) the

    Yearly Installment Methods available to the Participant shall be limited as provided in Section 1.35, and (ii) notwithstanding the fact a Participant has elected a Yearly Installment Method for payment for his or her Termination Payout Benefit [with respect to an Annual Deferral Amount for a Plan Year beginning on or after January 1, 2021], if on the date of the Participant’s Separation from Service the Participant is not yet 55 years of age, payment of the Termination Payout Benefit shall be made in a lump sum. Plan rule 8.5 - Not a Contractual Right Plan rule 8.5 is inserted in Article 8: 8.5 - Not a Contractual Right. For the avoidance of doubt should (i) the Employer exercise its right to terminate the Plan in accordance with Section 8.1 of this Plan or (ii) the Company exercise its right to amend or modify the Plan in accordance with Section 8.2 of this Plan then such event will not amount to an act or omission which entitles the Participant to assert that his or her contract of employment has been breached and to bring their employment to an end, with or without notice. Nothing in this Plan shall be deemed to constitute a term of employment between the Participant and the Employer. Plan rule 13.5 – Not a Contract of Continued Employment Plan rule 13.5 is deleted and replaced with the following: Not a Contract of Continued Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of continued employment by the Participant to the Employer. Such employment is hereby acknowledged to be governed by the Participant’s individual employment contract with the Employer. Nothing in the Plan shall be deemed to give any Participant the right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discipline or dismiss the Participant at any time in accordance with relevant laws. In the event that the Participant is no longer eligible to participate in the Plan (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement (if any)), their right to participate in the Plan will terminate effective as of the date that is the earlier of: (i) the date that the Participant’s employment with the Employer is terminated; (ii) the date that the Participant receives written notice of termination of their employment from the Employer (regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where the Participant is employed or the terms of their employment agreement, if any); or (iii) the date that the Participant is no longer actively employed by the Employer, with such date being determined by the Employer in its sole discretion. Plan rule 13.6 – Furnishing Information Plan rule 13.6 is deleted and replaced with the following: Furnishing Information. Each Participant, as a condition to his or her participation hereunder, agrees on, and by submission of, his or her Election Form that the Participant and his or her Beneficiary will cooperate with the Administrator by furnishing any and all information requested by the Administrator and taking such other actions as the Administrator may deem necessary and may request in order to facilitate the administration of the Plan and the payments of benefits hereunder. Each Participant further acknowledges and consents to the Administrator holding, processing and disclosing the Participant’s personal data both inside and outside the European Economic Area, including to the United States where such holding, processing and disclosure of personal data is taking place for the purpose of facilitating and administering the Plan and the payment of benefits hereunder. {End of Addendum}